Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268425 on Form F-3 and Registration Statement Nos. 333-231892 and 333-235488 on Form S-8 of our reports dated April 26, 2024, relating to the financial statements of Qifu Technology, Inc. and the effectiveness of Qifu Technology, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 26, 2024